Transforming State Street to Extend Our Leadership Position Investor Day Jay L. Hooley, Chairman & CEO February 24, 2016

2 Forward-looking statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “intend,” “future,” “forward,” “vision,” “priority,” “objective,” “forecast,” “outlook,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,”, “focus”, “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to February 24, 2016. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed- income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2015 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, February 24, 2016, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 Agenda 11:45 AM – 12:30 PM Registration & Networking and SSGX Demonstrations 12:30 PM – 12:45 PM Introduction on the Day – Transforming State Street to Extend Our Leadership Position 12:45 PM – 1:55 PM Session #1: State Street Beacon: Capturing the Digital Opportunity 1:55 PM – 3:00 PM Session #2: Driving Revenue Throughout the Cycle 3:00 PM – 3:25 PM Session #3: Delivering Shareholder Value in a Challenging Environment 3:25 PM – 4:00 PM Concluding Remarks / Q & A Session #3

4 Managing the complex administration needs of institutional clients All data as of or for the year-ended December 31, 2015, as applicable. 1 This AUM includes the assets of the SPDR® Gold ETF (approximately $22B as of December 31, 2015), for which State Street Global Markets, LLC, an affiliate of State Street Global Advisors, serves as the distribution agent. We have a strong global franchise… Delivering new insights into risk management and investment strategy Research and trading solutions that improve the efficient use of client capital Advancing investment solutions aligned with clients’ desired outcomes • Proven experience, with $2.25T in assets under management1 • Access to a wide range of investment strategies across the risk / return spectrum • With $428B1 in global ETF assets under management, we have a comprehensive suite of ETFs, with five of the top ten new ETFs launched in the U.S. in 2015 • Global leader in investment research, trading and securities lending • Providing liquidity across 30 international markets, with approximately $3.2T in lendable assets • $23.5T in foreign exchange and interbank volume traded in 2015 • Assets under custody and administration of $27.5T • One of the world’s leading investment service providers • Fund accounting and administration, custody, investment operations outsourcing, recordkeeping, performance and analytics, and transfer agency services • Integrated solutions across the lifecycle of trades • Aligning research and advisory, portfolio performance and risk analytics and information and data management to deliver innovation • Customized and flexible multi-asset class products and services Well capitalized with some of the strongest ratios among our peer set

5 All data as of or for the year-end December 31, 2015, as applicable. AUCA: assets under custody and administration; AUM: assets under management. 1 Please see Appendix for footnotes 2-10. …with leading positions in high-growth markets around the world • #1 U.S. Mutual Fund Servicing2 • #1 ETF Global Asset Servicing Provider3 • #3 Global Asset Manager4 • #1 Global Alternative Asset Servicing5 • 2015 Leading Global Hedge Fund Administrator6 • #1 in Flow Research for Real Money Clients and Best Client Service: Americas7 • Global Leader in Securities Lending8 • Largest Offshore Fund Administrator9 • #1 Middle Office Administrator10 Highlights1 Global Revenue: $10.4B AUCA: $27.5T AUM: $2.25T Americas Revenue: $6,273M AUCA: $20.8T AUM: $1,452B Europe, Middle East & Africa Revenue: $3,232M AUCA: $5.4T AUM: $489B Asia Pacific Revenue: $855M AUCA: $1.3T AUM: $304B

6 Our principal client segments, Asset Owners and Asset Managers, are in a period of significant change and uncertainty… • Weak global growth and volatile markets: – Declining emerging markets and stagnant developed markets – Investor sentiment favoring risk aversion – Heightened market volatility – Slowing economic growth pressuring investment returns • Heightened regulatory expectations: – Most advanced in U.S. – increasing in Europe and Asia – Banks adjusting to higher capital and liquidity requirements – Asset managers facing additional scrutiny around liquidity and stress testing – Increasing costs due to broad based impact of regulation • Digitization and technological disruption: – Disruption of traditional bank services (i.e., payments) – Emergence of powerful new technologies (i.e., Robo advice, Blockchain) – A threat and an opportunity We are proactively addressing the current challenges with the goal of emerging from this environment on a stronger footing and with increased relevancy for our clients

7 …however, macro trends continue to support long-term growth prospects Asset Managers Asset Owners Official Institutions Insurance Companies Intermediaries Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

8 We’re transforming State Street to compete in the new environment while continuing to deliver value in the short term • We have a bold vision and plan to become a digital leader in financial services: – Digitize our operating environment to facilitate new products and create efficiency – Transform the client experience – Become a leader in data and analytics solutions • We expect our core franchise will continue to deliver growth given our leading positions in attractive markets: – Asia-Pacific region, Europe, Offshore, Alternatives, ETFs, etc. • We believe continuous investment in new products will enhance revenue and drive differentiation: – Enhanced Custody, Liquidity Stress Testing, DataGX, etc. • Given the current environment, we are increasing our focus on expense management: – State Street Beacon will enable short and long term structural change: – Addressing management layers and spans – Conducting end-to-end review of expense categories • We intend to leverage our strong capital position to continue to return capital to shareholders

9 Presenters: Mike Bell Delivering Shareholder Value in a Challenging Environment Jay Hooley Transforming State Street to Extend Our Leadership Position Dave Gutschenritter Session # 3 Q&A Panelist Up next are three sessions to expand on how we are positioning for the future Presenters: Mike Rogers State Street Beacon Overview Antoine Shagoury Capturing the Digital Opportunity Lou Maiuri SSGX and Digitization Opportunity Presenters: Ron O’Hanley Opportunities in Asset Management Jeff Conway Growth Prospects in Europe Gunjan Kedia Extending Market Leadership in the Americas Session # 1: State Street Beacon: Capturing the Digital Opportunity Session # 2: Driving Revenue Throughout the Cycle Session # 3: Delivering Shareholder Value in a Challenging Environment

Session # 1: State Street Beacon: Capturing the Digital Opportunity Investor Day Mike Rogers, President & Chief Operating Officer Antoine Shagoury, EVP, Global Chief Information Officer Lou Maiuri, EVP, Head of State Street Global Exchange February 24, 2016

11 Capturing the digital opportunity Best-in-class service and solutions End-to-end delivery Agile methodologies and teams Client-centric design and innovation One view of the client Next-generation technology What it means for us

12 State Street Beacon: Imagine our digital future Building on our IT and Ops Transformation success Digital integration Data arrives electronically and is integrated with our systems Clients Other institutions Markets Rapid processing Our systems process data real time as it arrives When the trade happens As events occur As markets operate across the globe Delivering Net Asset Valuations on demand One source of truth Data is stored how the client and market sees it Eliminating need to reconcile across sources Flexibility to see the data based on specific needs Integrated view of data across products and services Delivering insight and value to our clients Helping to drive decisions and mitigate risk in a dynamic environment Analytics and insights for quicker decision-making Interactive, visualization tools to understand the data Solutions to manage complex data

13 Well positioned to build on our success Examples of key initiatives Progress to Date State Street Beacon: Path Forward Digitization of Services and Solutions Data management and warehousing platform Digitizing data to deliver on-demand Automated core processes End-to-end integration of automated technology Integrated global platform, leveraging Centers of Excellence Streamlined service delivery across products and services Next Generation of Platforms Migrating applications to private cloud Hybrid cloud: scalable, flexible platforms Investing in resiliency with data center strategy Virtual, open-source environment Achieved more than $625M1 in run rate savings Targeting $550M in pre-tax net run-rate expense savings by the end of 2020 for full effect in 20212 1 The multi-year Business Operations and Information Technology Transformation program achieved, over the course of the program, greater than $625 million of total pre-tax savings, on annual basis, with full effect in 2015. Pre-tax expense savings relate only to that Transformation program and are based on improvement from our total 2010 expenses from operations, all else being equal. 2 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. Actual expenses may increase or decrease in the future due to other factors. Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rate increase from December 31, 2015 levels by at least 100 bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also affect the results.

14 Client Integrated view across service offerings Near-real time delivery Scalability to grow with clients Multi-asset class data and services on demand Technology configured based on client needs Thought partnership and insight Product innovation State Street Beacon Vision: To be a client-centric digital services company What this delivers to clients

15 Value to Investors and Clients Initiatives designed to drive ongoing value to key stakeholders Value to Investors Value to Clients Digitization of Services and Solutions Reduced cost, less labor needed to: • Process work: from trade capture to reporting • Maintain platforms • Support inquiries: internal and external, info available on demand, near real-time Near real-time data enabling: • Dynamic analytics and insight • Process transparency for faster decision making • Enhanced risk management for oversight and control Next Generation of Platforms Reduced cost, less maintenance and infrastructure: • Simplified platform structure: minimizing complexity • Capacity: available on demand • Provides best available technology Supports client growth and improves risk management: • Automated scaling • Strengthened resiliency • Best-in-class security • Greater speed

16 1 Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix linked to this presentation for explanations of our non-GAAP financial measures. 2 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. Actual expenses may increase or decrease in the future due to other factors. Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rate increase from December 31, 2015 levels by at least 100 bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also affect the results. Measuring our success Key external and internal metrics External Reporting1 • Estimated expense savings: $550M in pre-tax net run-rate expense savings by the end of 2020 for full effect in 20212: −Expect approximately $100M of these savings in 20162 including targeted reductions announced in 3Q15 earnings call −Expect at least $125M of these savings in 20172 • Pre-Tax Operating Margin1,2: at least 31% by 2018 and 33% by the end of 2020, all else being equal Internal Reporting: Additional Metrics Aligned to Strategic Vision • Next generation of platforms: −Mainframe usage reduction −Number of cloud based applications • Digitization of services and solutions: −Digitization of data: Processing cost reduction − Integration of systems: Number of day 1 defects / reconciliations −Digitization of processes: Number of FTEs per fund • Client-centric design and execution: −Products enabled by State Street Beacon investments

State Street Beacon: Capturing the Digital Opportunity Antoine Shagoury, EVP, Global Chief Information Officer February 24, 2016

Creation of a fully digitized platform and integration with client technology and processes

Focused program to deliver transformative change



Client-Centric Digitized Platform
Focus of State Street Beacon: Transformational Change
Collaborative Integrated Client Technology and Processes
Integrated Client Technology
Fully Digitized Platform
Current TDE Program
Optimized COE-based Operating Model
Process Digitization
Client Value / Client Experience

Future End State

- Rapid and continuous innovation which adds value across all client groups
- Products and services in our clients' context
- Transparent and validated control, in all jurisdictions
- "End-to-end" process automation
- "Open Architecture" for ease of cooperative processing
- Co-creation with clients

STATE STREET

18

19 Our global R&D network Thought leadership to drive continued innovation Research Partnerships Emerging Technology Center • Structured exploration of emerging technologies • Future integration into business units • Positioning us at the forefront of the rapidly changing technology landscape • Initial focus: Blockchain opportunities, Digital Distribution, Robo Advisors • Exploring organizational models and ventures • Feeder of highly skilled, global professionals • Enhancing State Street’s R&D capacity for enterprise innovation • Technology center university research program • GX data and analytics partnerships: Launched Consortium for Data Analytics in Risk (CDAR) Global sources of product innovation, talent, and advanced technology services Continuous Innovation / Integration

20 Advanced Analytics and Product Development: • Prescriptive / predictive analytics • Intuitive hyper-customizable functionality • Dynamic client service segmentation and contextual value targeting opportunities On digital journey to evolve our technology capabilities Hybrid Cloud: • Platform and Infrastructure Virtualization • Application and product efficiencies • Facilitate straight through processing and streamline inter-business and application processing Anything-as-a-Service (XaaS) / Software-defined Ecosystem: • Integrated infrastructure, platform and application services • Task and resource management automation • Extensible Continuous Integration / Continuous Deployment Big Data: • Enterprise Service Portal • Global Data Warehouse – Entity / Transactions • Standardized Data Schemas and Digital Distribution Natural Language Processing / Machine Learning: • Social, sentiment, news analysis and integration • Self-correct, self-improve, self-assess • A.I. correlation-based modeling, reporting and analysis 05 05 05 Iterative delivery of enhanced products and services Capability Sharing − Open Integration: • Chain-Neutral Services, Side / Open-Chain Support • Contracts-as-a-Service • Community Data Enrichment • Open Application Integration Suite

State Street Beacon: Capturing the Digital Opportunity Lou Maiuri, EVP, Head of State Street Global Exchange February 24, 2016

22 Client Challenges • Asset managers and asset owners are seeking an information advantage while needing to lower the cost of their operations • Managing risk has become an increasingly important topic in today’s complex and fast moving markets • The search for better performance at the right level of risk is paramount in today’s challenging markets • Attracting assets in an increasing competitive global marketplace requires the ability to differentiate capabilities GX Value Proposition • We provide hosted data and software solutions to help clients reduce operating infrastructure costs • We provide information, insights and analytic solutions to address transparency needs across the investment lifecycle • We help clients make better informed investment decisions with proprietary research, advisory services, indices and indicators • We provide investable strategies and curated research to help asset owners and managers grow their business Enhancing Performance Raising Assets Managing Risk Managing Enterprise Data Global Exchange capabilities are aligned around solving strategic client challenges

23 Managing Enterprise Data A key cost driver facing clients today is underlying data challenge Client Challenges Asset managers and asset owners are seeking an information advantage while needing to lower the cost of their operations GX Value Proposition We provide hosted data and software solutions to help clients reduce operating infrastructure costs GX Solutions Hosted Solutions: • DataGX • PAM® • GX Compliance (MIG21®) • Asset Management Suite (AMS)

24 Managing Risk Client Challenges In today’s complex and fast moving markets managing risk continues to be critical GX Value Proposition We provide information, insights and analytic solutions to address transparency needs across the investment lifecycle GX Solutions Investment Analytics: • Liquidity Analysis • Stress Testing • Performance Analytics • Trade Cost Analysis Advisory: • Model Validation New Research: • New Factor Models • Backward / Forward Looking Risk Analysis Managing risk has become increasingly important to both clients and regulators

25 Our research and indicators help create signals to react to a changing investment environment Enhancing Performance Client Challenges The search for better performance at the right level of risk is paramount in today’s challenging markets GX Value Proposition We help clients make better informed investment decisions with proprietary research, advisory services, indices and indicators GX Solutions Indices and Indicators: • State Street Investor Confidence Index® • State Street PriceStats Inflation Series • GX Private Equity Index Research: • Specialized research fueled by partnerships with leading academics Investment Signals: • Sentiment Research • Earnings Predictor Tool

26 Raising Assets Client Challenges Attracting assets in an increasing competitive global marketplace requires the ability to differentiate capabilities GX Value Proposition We provide investable strategies and curated research to help asset owners and managers grow their business GX Solutions Advisory Solutions: • Enterprise Risk Advisory • Quantextual Idea Lab Investable Indices: • State Street Liquid Private Equity Investable Indices • New Investable Indices in development The ability to differentiate capabilities in a competitive global marketplace is paramount to attracting assets

27 It’s about creating an Information Advantage Global Exchange facilitates a client-centric digital services company  User-centered design  Integrated view across State Street services  Multi-asset class data and services on demand  Personalized and mobile delivery based on client needs  Improved speed to support near-real time delivery Near real-time information advantage and speed YESTERDAY FUTURE Analyzing information and keeping up with the marketAnalyzing information and keeping up with the market

Session # 1: State Street Beacon: Capturing the Digital Opportunity Investor Day Mike Rogers, President & Chief Operating Officer Antoine Shagoury, EVP, Global Chief Information Officer Lou Maiuri, EVP, Head of State Street Global Exchange February 24, 2016 Questions & Answers

Session # 2: Driving Revenue Throughout the Cycle Investor Day Ronald P. O’Hanley, President & CEO, State Street Global Advisors Jeff Conway, CEO of State Street Europe, the Middle East and Africa (EMEA) Gunjan Kedia, EVP, Head of Investment Servicing, Americas February 24, 2016

30 Macro trends continue to support long-term growth prospects Asset Managers Asset Owners Official Institutions Insurance Companies Intermediaries Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

31 • Asset Owners demanding asset management portfolio tools, infrastructure, and technology and bringing investment management in-house • Alternatives and traditional crossover and consolidation • Lower-for-longer interest rates driving demand for fee-productive solutions • DB to DC and Retail shifts driving new flows and requiring added tools, capabilities, and skills • Frozen DB plans require new skills, leading to new outsourcing • Distribution complexity and costs increasing • Traditional active strategies in outflow • Seeking globally integrated operating model • Data proliferation and analytics providing new insights, but at a cost • Distribution effectiveness demands new data solutions • Data monetization opportunities multiplying, creating revenues for some and new costs for others • Increasing complexity and intensity from multiple regulators • Rising costs and greater fee transparency • Increasing trading and liquidity challenges and requirements Impact / Challenges Drivers impacting Asset Managers and Asset Owners underscore importance of finding new ways to create value Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

32 State Street Global Advisors Overview AUM $2.24 trillion Revenues $1.2 B NIBT $236 M Employees 2,348 • #3 global asset manager2 • 9 investment centers • 11 product domiciles • ~70 countries with clients By the Numbers1 Global Footprint Rich Mix of Clients1 (% of AUM) Broad Range of Vehicles1 (% of AUM) DB 21% Intermediary 19% Official Institutions 15% DC 15% Cash Direct Commingled 8% Cash Sec Finance 4% Insurance 3% Endowment / Foundation 3% Other 13% Separate Account 50% CTF ERISA Commingled 20% ETF 19% Non US Commingled 5% US Mutual Fund 5% Private Funds 1% 1 As of December 31,2015. 2 The Pensions and Investments Research Center / Towers Watson global 500 research and ranking 2014.

33 $66 $44 $32 $25 $19 SSGA VAN WMC NTRS BK $497 $376 $205 $177 $176 BLK SSGA BK NTRS PRU $166 $153 $123 $36 $31 SSGA Pioneer BLK NTRS JPM $126 $113 $93 $88 $72 BK SSGA BLK LM NTRS 1 Pensions and Investments Research Center Data as of December 31, 2014. 2 Pensions and Investments Research Center Data as of June 30, 2015. Our leadership positions AUM $B #1 US Endowment and Foundation1 #2 US Defined Benefit1 #1 Worldwide Central Bank1 #2 Worldwide Sovereign Wealth1 $1,996 $1,959 $1,522 $456 $430 VAN BLK SSGA NTRS L&G #3 Index Managers ex ETFs2 $706 $620 $585 $409 $289 $273 VAN Fidelity BLK TIAA TROW SSGA #6 US Defined Contribution1

ETFs: Revenue and product innovation focus

AUM[1]	
1	BlackRock
2	Vanguard
3	**SSGA**[2]

2015 Revenue[3]	
1	BlackRock
2	**SSGA**
3	Vanguard

2015 SPY[4]

- SPY[4] continues to be a highly liquid trading vehicle
- Non-SPY net flows positive
- Non-SPY net revenue yield above existing book

2015 Product Innovation[5]

- Captured 37% of the flow into new US ETF products
- 5 of the top 10 US ETF launches were SPDR products
- TOTL was ranked #1 US ETF launch with $1.8 B in flows

1. Morningstar as of December 2015.
2. Includes SPDR Gold Fund, for which State Street is not the investment manager, but acts as distribution agent.
3. Gross Revenue = AUM x Total Expense Ratio. Sources: SSGA Finance for State Street; Morningstar for all other
4. SPY is the SPDR® S&P 500® ETF Trust which seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index.
5. Sources: SSGA Finance and Morningstar

STATE STREET

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35 SSGA uniquely positioned to participate across ETF ecosystem SPDR Building blocks Asset allocation New institutional use cases ETF models for intermediaries ETFs in DC plans Global growth Policy tools for Official Institutions

36 SSGA’s growth priorities Extend core investment capabilities to deepen and broaden penetration of client base while capitalizing on industry trends Global ETFs Talent Investment Capabilities Operations / Information Technology Risk Excellence Global Defined Contribution Asset Allocation / Solutions Official Institutions Factor Revolution Targeted strategic product / platform partnerships and M&A Plan Outsourcing

37 Drivers impacting Asset Managers and Asset Owners underscore importance of finding new ways to create value Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

38 Client Case: Cross-enterprise Outsourced Chief Investment Officer solution for DB plan • Large capital-intensive US utility company struggled with multiple DB plans acquired through M&A, with limited staff and a costly, decentralized structure • Sought strategic partner to streamline plans and decision-making with a customized OCIO solution • Priority was cost-effective solution focused on improving funded status and mitigating balance sheet volatility Context • Holistic advice on strategic asset allocation, de- risking funded status volatility, and minimizing contributions • Ability to replace higher-fee active strategies with smart beta and TAA for better ROI • End-to-end solution including investment management, custody, benefit payments, reporting and transition management Points of Differentiation • For our Client: A cost-effective, streamlined bundled solution via one solution provider. Achieving return targets while lowering overall funding volatility • For SSGA: forging a stronger, sustainable client relationship by maintaining a lead advisory position, with potential future revenue streams • Fee Revenue generated on total assets from 3 key sources: Advisory Fees, Investment Management Fees, and Custody Outcome Bundled Fee SSGA ISG SSGA Beta, Smart Beta and Active Third Party Active State Street Custody Revenue Advisory Investment Management Custody Service 1 2 3 4 5

Client Case: ETF turnkey solutions for cost efficiencies and institutional-strength components

Context

- Growing interest from advisors for packaged ETF solutions for cost effectiveness and to maintain consistent treatment of clients
- Desire to diversify sources of active management
- Turnkey asset manager required to provide model portfolio and tactical asset allocation offering

Points of Differentiation

- Asset allocation expertise for creating high-quality multi-asset solutions based on ETFs
- Not competing with intermediary for end-user customer

Outcome

- Developed 12 asset allocation model portfolios across 6 different risk profiles by combining expertise in tactical asset allocation and implementation with ETFs
- Top-down asset allocation via index ETFs provided diversification to existing bottom-up security selection approaches
- Used ETFs to create more efficient and cost effective exposures
- Industrial-strength risk and compliance

ETF Managed Portfolio Asset Growth


$80
$70
$60
$50
$40
$30
$20
$10
$0
43% compounded annual growth
$6
$73
2008
2015

Source: Morningstar

39

Driving Revenue Throughout the Cycle Jeff Conway, CEO of State Street Europe, the Middle East and Africa (EMEA) February 24, 2016

EMEA is a key contributor to the global State Street franchise

Global

Revenue:	$10.4B
AUCA:	$27.5T
AUM:	$2.25T

Americas

Revenue:	$6,273M
AUCA:	$20.8T
AUM:	$1,452B

Europe, Middle East & Africa

Revenue:	$3,232M
AUCA:	$5.4T
AUM:	$489B

Asia Pacific

Revenue:	$855M
AUCA:	$1.3T
AUM:	$304B

Footprint

- Presence in 12 European countries, plus the United Arab Emirates, and South Africa
- Significant onshore footprint in Europe, covering jurisdiction with 75% of total Europe managed assets of $28.8T
- Leader in offshore asset servicing
- Capitalizing on lower-cost locations in Poland

Leadership Positions

- 67% market share by AUA in ETF servicing[1]
- 29% market share by AUA in Ireland[2]
- 15% market share by AUA in Luxembourg[2]
- Leading ETF provider and passive manager[3]
- Leading European Hedge Fund Administrator[4]

All data as of or for the year-end December 31, 2015, as applicable.

AUCA: assets under custody and administration (based on location in which the assets are serviced).

AUM: assets under management (based on client location or fund-management location).

1 Asset figures sourced from Bloomberg as of October 30, 2015; service provider based on fund prospectuses; European stock-exchange websites.

2 Offshore market information was from Monterey Insight. Ireland data is as of June 30 2014, and Luxembourg data is as of December 31 2014; domiciled funds only.

3 ETF Provider and Passive Manager of the Year (European Pensions Awards 2015).

4 European Hedge Fund Administrator of the Year (Funds Europe Awards 2015).

STATE STREET.

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A significant and growing investment market, driven by supportive change across Europe

Total Managed Assets in Europe (2015E)[1]

Europe: $28.8T AUM (+7.2% CAGR 2015E–18E)



UK
Offshore[2]
France
Germany
Nordics[3]
Netherlands
Switzerland
Italy
Rest of Europe
24%
20%
13%
11%
9%
8%
5%
5%
5%

Market and Growth Characteristics

- Positive long-term trends further fuel availability and growth of asset pools:
  - Defined Contribution (DC) assets growing to $3.8T by 2018, +9.4% CAGR[4]
  - Increasing demand for multi-asset strategies, outcome-oriented solutions, and ETFs
  - Growing appetite for alternatives amid search for alpha and low interest rates
  - Offshore fund distribution of regulated products (UCITS[5]) worldwide
  - Regulation empowering the end-investor

Long-term structural trends expected to drive increase in Europe share of world AUM to 35% in 2016 (2013: 32%)[1]

State Street can capitalize on these trends by aligning our capabilities, and developing integrated and impactful solutions for clients

1 Sources: Cerulli; State Street projections where no forecasts available by country or investment pool type (Mutual Funds; Retirement; Insurance).
2 Ireland and Luxembourg AUA data. Ireland data is as of June 30 2014, and Luxembourg data is as of December 31 2014; domiciled funds only.
3 Denmark, Sweden, Finland and Norway where data available.
4 Cerulli. Includes the UK, Ireland, Germany, Italy, Spain, Switzerland, Belgium, the Netherlands, Czech Republic, Sweden, Denmark and Norway.
5 Undertakings for Collective Investments in Transferable Securities.

STATE STREET

42

43 1 Sources: Investment & Pensions Europe (2015); Pensions and Investments Research Center; Towers Watson; Investment Association (formerly Investment Management Association); Monterey Insight (Ireland data is as of June 30 2015, and Luxembourg data is as of December 31 2014; domiciled funds only). 2 As of June 30, 2015. Touch-points with client segments present greater opportunity for further growth 6 10 11 Global EMEA8 14 17 Top 25Top 1,000 Top 100 Average Number of Products Used by EMEA Clients2 48 43 28 34 43 2 7 22 16 7 Non- Clients State Street Clients Penetration of Top 50 Asset Managers, Asset Owners & Offshore Fund Promoters1 EMEA UK EMEA Ireland Lux. Asset Managers Asset Owners Fund Promoters

44 EMEA’s growth priorities Deepen and expand our capabilities to capitalize on market and industry trends Shift to Defined Contribution and Beyond Multi-Domicile, Multi-Product Capabilities Talent and Diversity Size and Scale in Europe Footprint Optimization ETFs and Alternatives Product Innovation Offshore Asset Servicing and Distribution Strategic Client Engagement Developing and cross-selling integrated and impactful client solutions

45 Drivers impacting Asset Managers and Asset Owners underscore importance of finding new ways to create value Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

46 Client Case: Accelerating multi-domicile growth for a leading pure-play asset manager via a ‘follow the sun’ investor-services model 2 1 3 4 5 • Asset Manager seeking to expand its alternative strategies and multi-asset class capabilities, and prepare ground for expansion outside Europe • Looking to lower costs by combination of targeted infrastructure investment and outsourcing • Efficiently operate a multi-domicile, cross-border distribution strategy with high Transfer Agency capabilities for offshore and domestic funds • Ability to deploy a ‘follow the sun’ investor-services model for Luxembourg products (11 products / SICAV) • Luxembourg platform distributing to 33 countries: EMEA (25), Americas (3), and Asia-Pacific (5) • Fully integrated middle- and back-office solution inclusive of an asset-pooling capability • Integrated offering of custody, administration, FX, and securities lending • Partnership enabled client to focus on closing a new acquisition recently • Client gains a leading multi-domiciled middle office and fund administration / pooling solution • Streamlined operating model and consolidated non- core operations by appointing us as sole provider of previously outsourced as well as in-sourced activities • Strategic win for our offshore franchise, and ongoing discussions with client to expand relationship to Enhanced Custody, Futures Execution and Clearing, and share-class hedging Context Points of Differentiation Outcome

47 Client Case: Providing bespoke outsource solution to support pension strategy of a global asset manager 7 55 2010 2015 CAGR 51% No. of funds serviced 36 63 1 2 3 4 5 Net Asset Growth ($B) • Global client looking to build scalable model for multi- and single-client funds in Europe, with a focus on expanding in pensions (capture DC AUM growth; DB solutions), insurance, and wealth management • Executing pension strategy by expanding fiduciary management funds offering, and capitalizing on Europe platform to grow in Asia • Looking for a cost-efficient solution within existing fund structure and operating model Context • Partnered with client to provide detailed analysis of proposed structures including tax, operations, regulatory and risk reporting • Additional regulatory, FX and risk-reporting solutions available to end-client, and incorporated into end-model (Solvency II and Global Exchange e.g., DataGX) • Ability to support all elements of infrastructure including Transition Management Points of Differentiation • Significantly increased AUM within existing operating model, creating efficiencies for client and State Street • Established a blueprint for client to offer similar fund structures to large asset owners / pension schemes • Successfully transitioned onto client infrastructure within agreed timeline Outcome

Driving Revenue Throughout the Cycle Gunjan Kedia, EVP, Head of Investment Servicing, Americas February 24, 2016

SSGS is an exceptional franchise

By the Numbers (Americas)

Revenues	$6,273M
AUCA	$20.8T

Footprint

- US, Canada, Latin America and off-shore operational hubs in India, Poland and China
- More than 1,000 clients in four sectors: asset managers, asset owners, insurance and sovereign wealth funds

Industry Recognition

- No. 1 Global Custodian *(Global Investor / ISF)*
- Fund Administrator of the Year *(Global Investor / ISF)*
- Custodian of the Year – US and Canada *(Custody Risk)*
- Mutual Fund Administrator of the Year *(Global Custodian)*

Leadership Positions

- #1 U.S. Mutual Fund Accounting[1]
- #1 Hedge Fund Servicing[2]
- #1 ETF Asset Servicing[3]
- #1 Middle Office Servicing[4]
- #1 Securities Finance[5]

1 September 10, 2015 NASDAQ.
2 eVestment, December 31, 2014.
3 ETFGI, July 2015.
4 Scrip Issue Global Report, September, 2015.
5 Markit data, Q2 2015 quarterly AOL Balance.

All data as of or for the year-end December 31, 2015, as applicable.
AUCA: assets under custody and administration;
AUM: assets under management.

STATE STREET

49

50 Assets Serviced by Global Custodian (AUCA $T) US Mutual Funds (Daily Published NAVs) Global Middle Office Outsourcing (Outsourced Assets $T) Global Hedge Fund Administrators (AUA $B) Global ETF Administrators (AUA $B) Source: eVestment, December 31, 2014. SS&C recently agreed to acquire C’s Hedge Fund and Private Equity business, which is expected to close in 1Q16 pending regulatory and other approvals. Our leadership positions 6 99 16 2829 21 NTRSBNPPHSBCCJPMSTTBK Source: Company filings, December, 2014. 111 22 11 JPMBNPPBKBBHNTRSSTT Source: Scrip Issue Global Report, September, 2015. 303 445 562624 772 CSS&CBKCitcoSTT 334063 295 JPMBBHSGBBKSTT 1,680 Source: ETFGI, July 2015. Source: September 10, 2015 NASDAQ. 726 JPM 1,552 BK 2,098 STT 12,028 BBHUSB 1,113 345 287 209 196 152 122 STT BK JPM BLK Citi NTRS Global Securities Lending (AOL $B) Source: Markit data June 2015, Q2 2015 quarterly AOL Balance.

51 1 State Street internal analysis and Mutual Funds; Morningstar 12 / 2015, Insurance; www.relbanks.com / top- insurance-companies / usa, Alternative Managers; Towers Watson, Pension funds; Money Market Directory 12/2015. 2 As of June 30, 2015. Touch-points with leading players 40 38 33 30 10 12 17 20 Mutual Fund Complexes Insurance Alternative Managers Pension Funds Non- Clients State Street Clients Penetration of Top 50 Mutual Fund Complexes, Insurers, Pension Funds and Alternative Managers1 Average Number of Products Used by State Street Clients2 8 14 17 Top 25Top 1000 Top 100

52 SSGS’s growth priorities Extend our market leadership by targeting high-growth markets and driving product innovation to address clients’ regulatory and operational challenges Growing with our Clients Service Quality Talent Depth and Expertise Operations / Information Technology Risk Excellence High-Growth Areas (ETFs, Alternatives) DigitizationProduct Innovation Regulatory Solutions Continuing to expand the scope and depth of client relationships

53 Drivers impacting Asset Managers and Asset Owners underscore importance of finding new ways to create value Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5

54 Client Case: Improving risk management capabilities and assisting with compliance of regulatory requirements 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Client AUM ($B) 1 2 3 4 5 • Leading asset manager with a global footprint • Rapidly growing asset base, particularly in off- shore products • Challenged by board to improve liquidity position • Facing increased regulatory pressure on AML processes globally Context Points of Differentiation • Liquidity: −Able to manage liquidity in near real-time using advanced modeling tools −Prepared for new SEC rulings on liquidity management • Global AML compliance: −Deployed technology to support onboarding and enhance the shareholder’s experience −Met stringent new AML compliance requirements Outcome • Liquidity modeling tools • Technology platform to support AML compliance

Client Case: Helping an Asset Owner optimize its investments

Context

- Large US public pension fund brought selected asset management in-house
- Very innovative approach to investment management leveraging advanced technology and data analytics

Points of Differentiation

- Deep understanding of both asset manager and asset owner processes and ability to integrate capability on both sides
- Broad array of performance measurement, collateral management and risk management tools
- Innovative solutions and co-creation of new investment strategies using "Quantextual Idea Lab" utilizing capabilities across GS, GM, GX, and GA

Outcome

- Able to track performance of asset managers individually
- Capture savings from netting trades at portfolio level
- Can test investment ideas prior to implementing
- Client has beaten benchmark in 1,3,5 and 7-year performance

Investment Performance (% Return as of 12/31/15)


Client
Benchmark
1 Year
3 Years
5 Years
7 Years
10 Years

STATE STREET

55

56 Extending our leadership position and delivering solutions that leverage key macro trends expected to generate long- term growth Global Growth and Shifting Nature of Retirement Savings Industry Convergence Regulatory Change Reshaping Markets and Landscape Secular Challenges to Asset Managers Data Revolution Driving Innovation 1 2 3 4 5 • Real growth generated through: – Deep meaningful relationships with leading players – Leading market shares in key product and service lines – Delivering innovative solutions and bringing to the table globally integrated capabilities to uniquely address client needs – Long term macro trends support the ongoing growth of our business model

Session # 2: Driving Revenue Throughout the Cycle Investor Day Ronald P. O’Hanley, President & CEO, State Street Global Advisors Jeff Conway, CEO of State Street Europe, the Middle East and Africa (EMEA) Gunjan Kedia, EVP, Head of Investment Servicing, Americas February 24, 2016 Questions & Answers

Session # 3: Delivering Shareholder Value in a Challenging Environment Investor Day Michael W. Bell, EVP & CFO Jay L. Hooley, Chairman & CEO February 24, 2016

59 Remain focused on key priorities in 2016 Generating fee revenue growth by providing solutions to our clients Prudently managing expenses Returning capital to shareholders

60 1 Where applicable, as compared to 2014. Results presented on an operating basis, a non-GAAP presentation. Refer to Appendix included with this presentation for explanations of our non-GAAP measures and for reconciliations of our operating-basis financial information. 2 Fee operating leverage is defined as rate of growth of total fee revenue less the rate of growth of expense, each as determined on an operating basis. Delivered mixed results in 20151 • Earnings per share (EPS) decline of 3% driven by the impact of the stronger U.S. dollar and lower international equity markets, partially offset by moderate fee revenue growth and the continued execution of our common stock repurchase program: – Total fee revenue growth of 2.1%: – 5.3% on a constant currency basis – Repurchased approximately $1.5 billion of our common stock in 2015 • Continued focus on expense control – generated 79bps of positive fee operating leverage2 • Optimization of the balance sheet: – Reduced average deposits by $28B from 2Q15 to 4Q15 – Improved capital ratios through active reduction of risk weighted assets (RWA) Operating-basis1 results 2015 Operating- Basis1 Highlights: Revenue: $10.6B EPS: $4.89 ROE: 10.7%

61 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. 2 Fee operating leverage is defined as rate of growth of total fee revenue less the rate of growth of expense, each as determined on an operating basis. 3 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. Actual expenses may increase or decrease in the future due to other factors. 4 If current rates persist for an extended period of time, NIR may track lower than the range provided. Also, NIR will depend on the size of our balance sheet and client deposit behavior. 2016 Outlook1: Environment continues to be challenging and managing our expenses is a high priority • Environment continues to be challenging in 2016 and managing expenses is a high priority: – Expect to generate positive fee operating leverage2 relative to 2015 – Targeting approximately $100M in estimated annual pre-tax net run-rate expense savings3 from State Street Beacon in 2016 (includes targeted staff reductions announced in October) – Expect restructuring charges as State Street Beacon progresses, potentially beginning in 1Q16 – Expect the incremental amount attributed to equity compensation for retirement-eligible employees and payroll taxes in 1Q16 to be in the range of $130M to $140M. This compares to $137M in 1Q15 • Expect operating-basis NIR for 2016 in the following scenarios to be: – Static: Approximately $2,025 - $2,125M assuming market rates to at December 31, 2015 levels4 – Rising: Approximately $2,100 - $2,200M assuming U.S. central bank rate hikes of 0.25% both in March and June and U.K. central bank rate hikes of 0.25% both in May and August; correspondingly, expect market rates to trend higher from December 31, 2015 levels4 • Expect operating-basis effective tax rate to be 30-32% • Expect preferred dividends on outstanding preferred shares as of December 31, 2015 to be $155M in 2016 ($48.6M in 1Q16, $28.9M in 2Q16, $48.6M in 3Q16 and $28.9M in 4Q16) • 2016 capital plan remains subject to review by the Federal Reserve Board

62 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial outlook is a non-GAAP presentation. Operating-basis expense growth outlook assumes that in 2016 that there will be reasonable outcome for regulatory framework or expectations. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. Focus is on managing through the challenging environment Short-term challenges and actions: • Weak global growth and lower equity markets • Low interest rate environment • Focused on expense management: – State Street Beacon 2016 expense savings: – Management layers and spans – End-to-end review of controllable expense categories Expect modest operating-basis1 expense growth: • Full year 2015 to full year 2016 to be approximately 2%, with variability across quarters Medium to long-term plans: • State Street Beacon expected to: – Deliver expense savings – Achieve digital vision while enhancing our profit margins • Review non-strategic, low return businesses and activities for potential exit • Expect to successfully manage regulatory pressure to moderate expense growth • Macro trends support long-term revenue growth Remain Committed to Long-term Growth Goals

63 State Street Beacon expected to deliver financial benefits to be achieved through 2020 1 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. Actual expenses may increase or decrease in the future due to other factors. Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. 2 Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix linked to this presentation for explanations of our non-GAAP financial measures. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − Expect approximately $100M in annual pre-tax net run-rate expense savings in 20161 including targeted staff reductions announced in 3Q15 earnings call − Expect at least $125M in additional annual pre-tax net run-rate expense savings in 20171 • Annual pre-tax run-rate expense savings are net of significant investments in State Street Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain a pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions1, all else being equal Expected Pre-Tax Restructuring Charges • Estimated pre-tax non-operating restructuring charges of approximately $300M to $400M from 2016 through 2020 • Expect restructuring charges to be announced as State Street Beacon progresses, potentially beginning in 1Q16

Expect improvement in NIM[1] over long term

Illustrative Scenarios

We reported a 4Q15 operating-basis[1] Net Interest Margin (NIM) of 1.01%. The 4Q15 operating-basis NIM[1] would have been approximately 1.13%, excluding the 4Q15 average excess deposits of approximately $26B that earned an estimated NIM of approximately 0.25%

Long Term Scenarios	Fed Funds Rate	10 Year Treasury Rate	Long Term Operating-basis[1] NIM	Long Term Operating-basis[1] NIM Without Excess Deposits	Primary Assumptions[2]
"Static Interest Rate" Scenario	0.50%	2.27%	80-85bps	90-95bps	• 4Q15 average balances, but Dec. 31, 2015 interest rates remain static, all else being equal • Stable credit spreads • Current estimate is approximately 6 years for the long term operating-basis[1] NIM to settle to these levels, all else being equal
"Structurally Lower than Normal" Scenario	2.00%	3.50%	Not applicable	150-160bps	• Excess deposits leave when interest rates rise • After the portfolio has a chance to fully re-price at the higher levels, all else being equal • Stable credit spreads • Building out credit (i.e., loans)
"Return to Normal" Scenario	3.00%	5.00%	Not applicable	175-185bps	• European Central Bank (ECB) and Bank of England (BOE) also normalize rates consistent with the Federal Reserve Board (FRB) • Current estimate is approximately 4 years after the last interest rate increase for the long term operating-basis[1] NIM to increase to these levels, all else being equal

1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to Appendix included with this presentation for explanations of our non-GAAP measures and for reconciliation of our historical operating-basis financial information.

2 Underlying interest rate and deposit level assumptions are as presented on this slide under various scenarios, as applicable.

STATE STREET

64

65 1 Long-term goals presented on an operating-basis, a non-GAAP presentation and do not reflect near-term expectations. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. 2 Organic growth excludes revenue growth from acquisitions. 3 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. 4 ECB and BOE also normalize rates consistent with the FRB. Maintaining our long-term financial goals1 Achievement of long-term financial goals dependent upon return to normal economic and market conditions as well as a reasonable outcome for regulatory framework Long-Term Revenue Goal Long-Term EPS Goal Long-Term ROE Goal Operating-Basis1 Growth of 8%-12% (Organic Growth 7%-10%)2 Operating-Basis1 Growth of 10%-15% Operating-Basis1 Return on Equity of 12%-15% Components: Key Dependencies: Key Dependencies: • 4%-5% cross-selling to existing clients • 2%-3% new clients • 1%-2% market growth • 1%-2% acquisitions • Achieving long-term revenue growth goal • Positive operating leverage3 • Common stock repurchases • Strong execution of our top priorities - including capturing State Street Beacon savings to improve profit margins • Achieving long-term EPS goal • Reasonable outcome for regulatory framework and expectations • Strong execution of our top priorities - including capturing State Street Beacon savings to improve profit margins • More favorable interest rate environment (e.g., 3% Fed Funds rate and 5% ten-year Treasury rate)4

66 1 Estimated pro forma fully phased-in ratios for December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 presented (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phase-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 23, 2015, April 24, 2015, July 24, 2015, October 23, 2015 and January 27, 2016, respectively, as applied to our businesses and operations as of December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Refer to the appendix included with this presentation for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. Balance sheet initiatives in 2015 improved our capital position • Capital and balance sheet actions taken in 2015: – Reduction of excess deposits – Investment portfolio repositioning – Improvement in use of capital in Securities Finance and Foreign Exchange businesses – These actions improve positioning for 2016 CCAR • 2016 capital plan remains subject to review by the Federal Reserve Board 4Q153Q152Q151Q154Q14 Risk Weighted AssetsCommon Equity Tier 1 Ratio 96 109 121 124 90 95 100 105 110 115 120 125 9.5 10.0 10.5 11.0 11.5 12.0 12.5 4Q153Q15 105 2Q151Q154Q14 Fully Phased-in Advanced Approaches1 as of each quarter-end ($B, %) Fully Phased-in Standardized Approach1 as of each quarter-end ($B, %) 99 104104103 107 90 95 100 105 110 115 120 125 9.5 10.0 10.5 11.0 11.5 12.0 12.5

67 1 Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix linked to this presentation for explanations of our non-GAAP financial measures. 2 All dividends are subject to review by the Federal Reserve, including review of our 2016 capital plan in the CCAR process, as well as approval by our board of directors. Our capital management priorities are focused on sustaining our progress on regulatory capital and our priority of returning capital to shareholders Focusing on Improving Our ROE • Expecting to expand operating-basis pre-tax margin1 through State Street Beacon • Growing businesses with higher returns and lower capital requirements • Reviewing non-strategic, low return businesses • Managing the balance sheet to further improve our capital and leverage ratios Returning Capital to Shareholders Remains a Priority • Increasing our common dividend payout ratio range to 20% to 30%2 • Maintaining our 10% common equity tier 1 minimum target • Expect the Supplementary Leverage Ratio (SLR) to be our constraining capital requirement when effective • May be impacted by Global Systemically Important Bank (G-SIB) Buffer requirements – particularly related to the inclusion of non-operational deposits placed at central banks • Expect final Total Loss Absorbing Capacity (TLAC) rules to influence our long term debt issuances

68 We are well positioned for the future State Street Beacon: Capturing the Digital Opportunity Driving Revenue Throughout the Cycle Delivering Shareholder Value in a Challenging Environment

Transforming State Street to Extend Our Leadership Position Investor Day Jay L. Hooley, Chairman & CEO February 24, 2016

70 Transforming State Street to compete in the new environment while continuing to deliver value in the short term We have a bold vision and plan to become a digital leader in financial services We expect our core franchise to continue to deliver growth given our leading positions in attractive markets We believe continuous investment in new products will enhance revenue and drive differentiation Given the current environment, we are increasing our focus on expense management We intend to leverage our strong capital position to continue to return capital to shareholders

Questions & Answers Session # 3: Delivering Shareholder Value in a Challenging Environment Investor Day Michael W. Bell, EVP & CFO Jay L. Hooley, Chairman & CEO David J. Gutschenritter, EVP February 24, 2016

72 Appendix: Footnotes 2 to 10 for slide 5 2. #1 Mutual Fund Accounting, Mutual Fund Service Guide, 2015 3. 2015 Global ETF Awards 4. #3 The Pension and Investments Research Center / Towers Watson global 500 research and ranking 2014 5. #1 Global Alternative Asset Servicing Provider, Evestment Administrator Survey, June 2015 6. 2015 Leading Global Hedge Fund Administrator, eVestment, December 31, 2014 7. Euromoney, 2015 Foreign Exchange Survey 8. Global Leader in Securities Lending, Markit data, June 2015 9. Largest Offshore Fund Administrator, Monterey Insight, Ireland data is as of June 30 2014, and Luxembourg data is as of December 31 2014 10. #1 Middle Office Administrator, Scrip Issue Global Report, September 2014

Appendix: Non-GAAP Measures

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations.

Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP.

	Year-to-Date		% Change
(Dollars in millions)	**2015**	2014	2015 vs. 2014
Total Revenue[1]:			
Total revenue, GAAP basis[1]	**$ 10,360**	$ 10,274	0.8%
Adjustment to processing fees and other revenue (see below)	**194**	288	
Adjustment to net interest revenue (see below)	**173**	173	
Adjustment to net interest revenue (see below)	**(98)**	(119)	
Total revenue, operating basis[1]	**$ 10,629**	$ 10,616	0.1%
Fee Revenue[1]:			
Total fee revenue, GAAP basis[1]	**$ 8,278**	$ 8,010	3.3%
Tax-equivalent adjustment associated with tax-advantaged investr	**359**	288	
Gain on sale of CRE and CRE loan extinguishment / paydown	**(165)**	-	
Total fee revenue, operating basis[1]	**$ 8,472**	$ 8,298	2.1%

[1] Amounts for the annual period of 2014 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

STATE STREET.

73

Appendix: Non-GAAP measures

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations.

Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP.

(Dollars in millions)		4Q15
Net Interest Revenue:		
Net interest revenue, GAAP basis	$	494
Tax-equivalent adjustment associated with tax-exempt investment securities		42
Net interest revenue, fully taxable-equivalent basis[1]		536
Discount accretion associated with former conduit securities		(23)
Net interest revenue, operating basis[1]	$	513
Net Interest Margin:		
Net interest margin, fully taxable-equivalent basis[1]		1.06 %
Effect of discount accretion		0.05 %
Net interest margin, operating basis		1.01 %

Adjusted Net Interest Margin:		
Total interest-earning assets, operating basis	$	200,899
Less: Average excess deposits		26,285
Adjusted interest-earning assets, operating basis	$	174,614
Net interest revenue, operating basis	$	513
Less: Average interest on excess deposits		17
Adjusted net interest revenue, operating basis	$	496
Net interest margin, operating basis		1.01 %
Less: Adjustment for excess deposits		0.12%
Adjusted net interest margin, operating basis		1.13%

[1] Fully taxable-equivalent net interest margin for the fourth quarter of 2015 represented fully taxable-equivalent net interest revenue of $536 million (GAAP-basis net interest revenue of $494 million plus tax-equivalent adjustments of $42 million), on an annualized basis, as a percentage of average total interest-earning assets for the quarter.

STATE STREET

74

Appendix: Non-GAAP Measures

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations.

Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street's normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP.

The foregoing presentation presents financial information prepared on a GAAP as well as on an operating basis. The following tables reconcile operating-basis financial information presented in the presentation to financial information prepared and reported in conformity with GAAP.

	Year-to-Date		% Change
(Dollars in millions)	2015	2014	2015 vs. 2014
Diluted Earnings per Common Share[1]:			
Diluted earnings per common share, GAAP basis[1]	$ 4.47	$ 4.53	-1.3%
Severance costs	.11	.13	
Provisions for legal contingencies	.76	.34	
Expense billing matter	.03	—	
Acquisition costs	.03	.09	
Restructuring charges, net	.01	.11	
Effect on income tax of non-operating adjustments	—	—	
Discount accretion associated with former conduit securities	(.14)	(.17)	
Gain on sale of CRE and CRE loan extinguishment / paydown	(.24)	—	
Italian deferred tax liability	(.14)	—	
One-time Italian tax on banks and insurance companies	—	.02	
Diluted earnings per common share, operating basis[1]	$ 4.89	$ 5.05	-3.2%
Return on Average Common Equity[1]:			
Return on average common equity, GAAP basis[1]	9.8 %	9.8	- bps
Severance costs	.2	.3	
Provisions for legal contingencies	1.6	.7	
Expense billing matter	.1	—	
Acquisition costs	.1	.2	
Restructuring charges, net	—	.2	
Effect on income tax of non-operating adjustments	—	—	
Discount accretion associated with former conduit securities	(.3)	(.4)	
Gain on sale of CRE and CRE loan extinguishment / paydown	(.5)	—	
Italian deferred tax liability	(.3)	—	
One-time Italian tax on banks and insurance companies	—	.1	
Return on average common equity, operating basis[1]	10.7 %	10.9	(20)

1 Amounts for the annual period of 2014 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

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Appendix: Reconciliations of Full Phase-In Capital Ratios

STATE STREET CORPORATION

RECONCILIATIONS OF FULL PHASE-IN CAPITAL RATIOS

Fully phased-in pro-forma estimates of common equity tier 1 capital include 100% of the accumulated other comprehensive income component of common shareholder's equity, including accumulated other comprehensive income attributable to available-for-sale securities, cash flow hedges and defined benefit pension plans, as well as 100% of applicable deductions, including but not limited to, intangible assets net of deferred tax liabilities. Fully phased-in pro-forma estimates of tier 1 and total capital both reflect the transition of trust preferred capital securities from tier 1 capital to total capital. For both Basel III advanced and standardized approaches, fully phased-in pro-forma estimates of risk-weighted assets reflect the exclusion of intangible assets, offset by additions related to non-significant equity exposures and deferred tax assets related to temporary differences. All fully phased-in ratios are preliminary estimates, based on our interpretations of the Basel III final rule as of the date each such ratio was first announced publicly and as applied to our businesses and operations as of the date of such ratio.

The following tables reconcile our fully phased-in estimated pro-forma common equity tier 1 capital, tier 1 capital, total capital and tier 1 leverage ratios, calculated in conformity with the Basel III final rule, as of the dates indicated, to those same ratios calculated in conformity with the applicable regulatory requirements as of such dates.

As of December 31, 2015 (Dollars in millions)	Basel III Advanced Approaches	Phase-In Provisions	Basel III Advanced Approaches Fully Phased-In Pro-Forma Estimate	Basel III Standardized Approach	Phase-In Provisions	Basel III Standardized Approach Fully Phased-In Pro-Forma Estimate
Common equity tier 1 capital	$ 12,433	$ (929)	$ 11,504	$ 12,433	$ (929)	$ 11,504
Tier 1 capital	15,264	(1,076)	14,188	15,264	(1,076)	14,188
Total capital	17,349	(946)	16,403	17,403	(946)	16,457
Risk weighted assets	99,807	(405)	99,402	96,103	(382)	95,721
Adjusted average assets	221,880	(546)	221,334	221,880	(546)	221,334
Capital ratios:						
Common equity tier 1 capital	12.5 %		11.6 %	12.9 %		12.0 %
Tier 1 capital	15.3		14.3	15.9		14.8
Total capital	17.4		16.5	18.1		17.2
Tier 1 leverage	6.9		6.4	6.9		6.4

As of September 30, 2015 (Dollars in millions)	Basel III Advanced Approaches	Phase-In Provisions	Basel III Advanced Approaches Fully Phased-In Pro-Forma Estimate	Basel III Standardized Approach	Phase-In Provisions	Basel III Standardized Approach Fully Phased-In Pro-Forma Estimate
Common equity tier 1 capital[1]	$ 12,515	$ (855)	$ 11,660	$ 12,515	$ (855)	$ 11,660
Tier 1 capital[1]	15,361	(998)	14,363	15,361	(998)	14,363
Total capital[1]	17,526	(868)	16,658	17,583	(868)	16,715
Risk weighted assets	104,365	(478)	103,887	105,765	(451)	105,314
Adjusted average assets	244,553	(488)	244,065	244,553	(488)	244,065
Capital ratios:						
Common equity tier 1 capital[1]	12.0 %		11.2 %	11.8 %		11.1 %
Tier 1 capital[1]	14.7		13.8	14.5		13.6
Total capital[1]	16.8		16.0	16.6		15.9
Tier 1 leverage	6.3		5.9	6.3		5.9

1 Amounts for the quarterly and annual periods of 2014 as well as the quarterly periods ending March 31, 2015, June 30, 2015 and September 30, 2015 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

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Appendix: Reconciliations of Full Phase-In Capital Ratios

STATE STREET CORPORATION
RECONCILIATIONS OF FULL PHASE-IN CAPITAL RATIOS

Fully phased-in pro-forma estimates of common equity tier 1 capital include 100% of the accumulated other comprehensive income component of common shareholder's equity, including accumulated other comprehensive income attributable to available-for-sale securities, cash flow hedges and defined benefit pension plans, as well as 100% of applicable deductions, including but not limited to, intangible assets net of deferred tax liabilities. Fully phased-in pro-forma estimates of tier 1 and total capital both reflect the transition of trust preferred capital securities from tier 1 capital to total capital. For both Basel III advanced and standardized approaches, fully phased-in pro-forma estimates of risk-weighted assets reflect the exclusion of intangible assets, offset by additions related to non-significant equity exposures and deferred tax assets related to temporary differences. All fully phased-in ratios are preliminary estimates, based on our interpretations of the Basel III final rule as of the date each such ratio was first announced publicly and as applied to our businesses and operations as of the date of such ratio.

The following tables reconcile our fully phased-in estimated pro-forma common equity tier 1 capital, tier 1 capital, total capital and tier 1 leverage ratios, calculated in conformity with the Basel III final rule, as of the dates indicated, to those same ratios calculated in conformity with the applicable regulatory requirements as of such dates.

As of June 30, 2015 (Dollars in millions)	Basel III Advanced Approaches	Phase-In Provisions	Basel III Advanced Approaches Fully Phased-In Pro-Forma Estimate	Basel III Standardized Approach	Phase-In Provisions	Basel III Standardized Approach Fully Phased-In Pro-Forma Estimate
Common equity tier 1 capital[1]	$ 12,559	$ (846)	$ 11,713	$ 12,559	$ (846)	$ 11,713
Tier 1 capital[1]	15,401	(985)	14,416	15,401	(985)	14,416
Total capital[1]	17,554	(855)	16,699	17,554	(855)	16,699
Risk weighted assets	104,533	(481)	104,052	109,788	(453)	109,335
Adjusted average assets	257,227	(295)	256,932	257,227	(295)	256,932
Capital ratios:						
Common equity tier 1 capital[1]	12.0 %		11.3 %	11.4 %		10.7 %
Tier 1 capital[1]	14.7		13.9	14.0		13.2
Total capital[1]	16.8		16.0	16.0		15.3
Tier 1 leverage	6.0		5.6	6.0		5.6

As of March 31, 2015 (Dollars in millions)	Basel III Advanced Approaches	Phase-In Provisions	Basel III Advanced Approaches Fully Phased-In Pro-Forma Estimate	Basel III Standardized Approach	Phase-In Provisions	Basel III Standardized Approach Fully Phased-In Pro-Forma Estimate
Common equity tier 1 capital[1]	$ 12,494	$ (684)	$ 11,810	$ 12,494	$ (684)	$ 11,810
Tier 1 capital[1]	14,598	(827)	13,771	14,598	(827)	13,771
Total capital[1]	16,752	(697)	16,055	16,752	(697)	16,055
Risk weighted assets	103,998	(552)	103,446	121,946	(520)	121,426
Adjusted average assets	252,406	(215)	252,191	252,406	(215)	252,191
Capital ratios:						
Common equity tier 1 capital[1]	12.0 %		11.4 %	10.2 %		9.7 %
Tier 1 capital[1]	14.0		13.3	12.0		11.3
Total capital[1]	16.1		15.5	13.7		13.2
Tier 1 leverage	5.8		5.5	5.8		5.5

[1] Amounts for the quarterly and annual periods of 2014 as well as the quarterly periods ending March 31, 2015, June 30, 2015 and September 30, 2015 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

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Appendix: Reconciliations of Full Phase-In Capital Ratios

STATE STREET CORPORATION
RECONCILIATIONS OF FULL PHASE-IN CAPITAL RATIOS

Fully phased-in pro-forma estimates of common equity tier 1 capital include 100% of the accumulated other comprehensive income component of common shareholder's equity, including accumulated other comprehensive income attributable to available-for-sale securities, cash flow hedges and defined benefit pension plans, as well as 100% of applicable deductions, including but not limited to, intangible assets net of deferred tax liabilities. Fully phased-in pro-forma estimates of tier 1 and total capital both reflect the transition of trust preferred capital securities from tier 1 capital to total capital. For both Basel III advanced and standardized approaches, fully phased-in pro-forma estimates of risk-weighted assets reflect the exclusion of intangible assets, offset by additions related to non-significant equity exposures and deferred tax assets related to temporary differences. All fully phased-in ratios are preliminary estimates, based on our interpretations of the Basel III final rule as of the date each such ratio was first announced publicly and as applied to our businesses and operations as of the date of such ratio.

The following tables reconcile our fully phased-in estimated pro-forma common equity tier 1 capital, tier 1 capital, total capital and tier 1 leverage ratios, calculated in conformity with the Basel III final rule, as of the dates indicated, to those same ratios calculated in conformity with the applicable regulatory requirements as of such dates.

As of December 31, 2014 (Dollars in millions)	Basel III Advanced Approaches	Phase-In Provisions	Basel III Advanced Approaches Fully Phased-In Pro-Forma Estimate	Basel III Standardized Approach	Phase-In Provisions	Basel III Standardized Approach Fully Phased-In Pro-Forma Estimate
Common equity tier 1 capital[1]	$ 13,327	$ (1,173)	$ 12,154	$ 13,327	$ (1,173)	$ 12,154
Tier 1 capital[1]	15,618	(1,503)	14,115	15,618	(1,503)	14,115
Total capital[1]	17,715	(1,137)	16,578	17,715	(1,137)	16,578
Risk weighted assets	107,827	(1,010)	106,817	125,011	(953)	124,058
Adjusted average assets	247,740	(433)	247,307	247,740	(433)	247,307
Capital ratios:						
Common equity tier 1 capital[1]	12.4 %		11.4 %	10.7 %		9.8 %
Tier 1 capital[1]	14.5		13.2	12.5		11.4
Total capital[1]	16.4		15.5	14.2		13.4
Tier 1 leverage	6.3		5.7	6.3		5.7

[1] Amounts for the quarterly and annual periods of 2014 as well as the quarterly periods ending March 31, 2015, June 30, 2015 and September 30, 2015 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

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